Exhibit 99.01

EXECUTION VERSION

$2,000,000,000

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 6, 2025

among

XCEL ENERGY INC.,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Swingline Lender,

BANK OF AMERICA, N.A.,

as an Issuing Lender and Syndication Agent,

BARCLAYS BANK PLC,

as an Issuing Lender and Syndication Agent,

CITIBANK, N.A., MIZUHO BANK, LTD. and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Issuing Lenders and Documentation Agents,

and

MORGAN STANLEY SENIOR FUNDING, INC. and MUFG BANK, LTD.,

as Documentation Agents

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., BARCLAYS BANK PLC, CITIBANK, N.A., MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC., MUFG BANK, LTD. and WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Bookrunners

(i)

(ii)

SCHEDULES:

1.1A	Commitments
1.1B	Existing Letters of Credit
4.1	Financial Condition
4.2	No Change
7.2	Existing Liens

(iii)

EXHIBITS:

A	Form of Closing Certificate
B	Form of Assignment and Assumption
C-1	Form of Exemption Certificate
C-2	Form of Exemption Certificate
C-3	Form of Exemption Certificate
C-4	Form of Exemption Certificate
D-1	Form of New Lender Supplement
D-2	Form of Increased Revolving Commitment Activation Notice
E-1	Form of Extension Request
E-2	Form of Continuation Notice

(iv)

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 6, 2025, among XCEL ENERGY INC., a Minnesota corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swingline Lender, BANK OF AMERICA, N.A., as an Issuing Lender and Syndication Agent, BARCLAYS BANK PLC, as an Issuing Lender and Syndication Agent, and CITIBANK, N.A., MIZUHO BANK, LTD., WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lenders and Documentation Agents, and MORGAN STANLEY SENIOR FUNDING, INC. and MUFG BANK, LTD., as Documentation Agents.

RECITALS

The Borrower, certain of the Lenders, the Issuing Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to the Original Credit Agreement (such terms and other capitalized terms used in these preliminary statements being defined in Section 1.1 hereof).

The Borrower has requested that the Lenders and the Issuing Lenders extend credit to it in the form of a $2,000,000,000 revolving credit facility (with a $100,000,000 sub-facility for Letters of Credit and a $75,000,000 sub-facility for Swingline Loans).

The Lenders (including the Swingline Lender) are willing to extend such credit and the Issuing Lenders are willing to so issue Letters of Credit (including the Existing Letters of Credit), in each case, on the terms and subject to the conditions set forth herein.

Pursuant to the terms hereof, and upon satisfaction of the conditions set forth herein, the provisions of the Original Credit Agreement are hereby amended and restated in the form of this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1.

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“15% Subsidiary”: each current or subsequently acquired Subsidiary (other than Existing Utility Subsidiaries) the total assets of which equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period plus 1%; provided that, for the avoidance of doubt, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Act”: as defined in Section 10.17.

“Adjusted Term SOFR Rate”: for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

“Agents”: the collective reference to the Syndication Agents, the Documentation Agents and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Agreement”: as defined in the preamble hereto.

“Amendment Agreement”: means the Fifth Amendment, Restatement and Joinder Agreement dated as of May 6, 2025 among, inter alia, the Borrower, the Lenders party thereto, the Issuing Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Ancillary Document”: as defined in Section 10.8.

“Anti-Corruption Laws”: means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: the rate per annum set forth under the relevant column heading below based on the applicable Debt Rating:

Pricing Level	Debt Ratings Moody’s/S&P	Commitment Fee	Term Benchmark Loan Margin	ABR Loan Margin	Fully Drawn
I	≥A2/A	.100%	1.00%	0	1.00%
II	A3/A-	.125%	1.125%	.125%	1.125%
III	Baa1/BBB+	.175%	1.25%	.25%	1.25%
IV	Baa2/BBB	.225%	1.50%	.50%	1.50%
V	≤Baa3/BBB-	.275%	1.75%	.75%	1.75%

For purposes this definition, “Debt Rating” means, as of any date of determination, the rating as determined by S&P or Moody’s (collectively, the “Debt Ratings”) of Borrower’s senior unsecured non-credit enhanced long-term indebtedness for borrowed money; provided that (a) at any time that Debt Ratings are available from each of S&P and Moody’s and there is a split in such Debt Ratings, then the higher of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply, (b) at any time that there is only one Debt Rating from S&P or Moody’s, then such Debt Rating shall apply and (c) at any time that a rating of the Borrower’s senior unsecured non-credit enhanced long-term indebtedness for borrowed money cannot be determined, the Debt Rating shall be deemed to be the long-term issuer rating of the Borrower as determined by S&P and Moody’s, respectively. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. If the rating system of S&P or Moody’s shall change, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of the Required Lenders), the Debt Rating shall be determined by reference to the rating most recently in effect prior to such change.

The Applicable Margins and fees above shall be determined and adjusted on the third Business Day following a change in the Borrower’s Debt Rating.

“Applicable Parties”: as defined in Section 9.13(c).

“Applicable Percentage”: means, with respect to any Lender, the percentage of the Total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that, to the extent provided in Section 2.19, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Application”: an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

“Approved Cost Recovery Bonds”: securities, however denominated, that are issued by the Borrower or any consolidated Subsidiary of the Borrower (or any instrumentality statutorily authorized for such purpose (whether or not a Subsidiary of the Borrower)), which securities are (i) issued under and in accordance with applicable State public utility law (and expressly approved by the applicable State public utility commission) with respect to the recovery of designated costs or expenditures (including through applicable State public utility commission order for financing) with respect to regulated assets or regulatory assets authorized by the applicable State public utility commission, (ii) under which recourse is limited to assets that are rights to collect designated charges authorized by applicable law to be invoiced to customers of the Borrower or such Subsidiary (together with ancillary related assets customarily included therewith, collectively, “Designated Charges”) and that are, in any event non-recourse to the Borrower and its Subsidiaries (other than for failure to collect and pay over such Designated Charges and other customary indemnities for such type of financings) and (iii) payable solely from Designated Charges.

“Approved Electronic Platform”: as defined in Section 9.13(a).

“Arranger Party”: each of JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, and any of their respective Affiliates.

“ASC”: The Financial Accounting Standards Board Accounting Standards Codification.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit B and which, in any case, shall include the representation of the Assignee thereunder set forth in Section 3(b) of such form attached hereto.

“Available Revolving Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark or Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.11.

“Bail-In Action”: means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event”: means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark”: initially, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.11.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.10 per annum%;

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (C) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing”: means (a) a Revolving Loan of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect and (b) a Swingline Loan.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Revolving Loans hereunder (excluding any conversions or continuations of any Revolving Loan).

“Business Day”: any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be, in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Voting Stock representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

“Charges” has the meaning assigned to it in Section 10.18.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commodity Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, commodities.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications”: as defined in Section 9.13(c).

“Continuation Notice”: as defined in Section 2.18(a).

“Continuing Lender”: as defined in Section 2.18(a).

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Party”: means the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Rating”: as defined in the definition of “Applicable Margin.”

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: means any Lender that, as reasonably determined by the Administrative Agent, (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after a written request by the Administrative Agent or an Issuing Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or such Issuing Lender’s (as applicable) receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Designated Charges”: as defined in the definition of “Approved Cost Recovery Bonds”.

“Designated Significant Subsidiary”: any Significant Subsidiary designated as such by the Borrower in accordance with Section 6.10, so long as such designation shall not have been revoked pursuant to Section 6.10.

“Disclosure Materials” means, collectively, (i) the Annual Reports on Form 10-K of the Borrower and each of its Existing Utility Subsidiaries for the fiscal year ended December 31, 2024, (ii) the Quarterly Report on Form 10-Q of each of the Borrower and its Existing Utility Subsidiaries for the fiscal quarter ended on March 31, 2025 and (iii) the Current Reports on Form 8-K filed by each of the Borrower and its Existing Utility Subsidiaries, in each case, after March 31, 2025 but prior to the date hereof.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Documentation Agents”: Citibank, N.A., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd. and Wells Fargo Bank, National Association.

“Dollars” and “$”: dollars in lawful currency of the United States.

“EEA Financial Institution”: means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Event”: (a) any Reportable Event; (b) a determination that any Plan is in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA) or receipt by the Borrower or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice that any Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its Commonly Controlled Entities of any liability under Title IV of ERISA with respect to the termination of any Plan or any other liability under Title IV of ERISA; (e) the receipt by the Borrower or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its Commonly Controlled Entities of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any Commonly Controlled Entity of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Commonly Controlled Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule”: means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Balance”: as defined in Section 8.

“Excluded Taxes”: as defined in Section 2.14(a).

“Existing Lender”: shall mean an existing Lender with a “Revolving Commitment” under the Original Credit Agreement immediately prior to the Restatement Effective Date.

“Existing Letters of Credit”: means the letters of credit set forth on Schedule 1.1B that have been issued prior to, and are outstanding on, the Restatement Effective Date.

“Existing Revolving Loans”: shall mean the Revolving Loans under, and as defined in, the Original Credit Agreement.

“Existing Utility Subsidiary”: means Northern States Power Company, a Minnesota corporation; NSPC-W; Southwestern Public Service Company, a New Mexico corporation; and Public Service Company of Colorado, a Colorado corporation.

“Extension Request”: as defined in Section 2.18(a).

“Extension Request Response Date”: as defined in Section 2.18(a).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements implementing the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“FERC”: the Federal Energy Regulatory Commission and any successor thereto.

“Finance Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Fitch”: Fitch, Inc. and any successor thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. The initial Floor for the Adjusted Term SOFR Rate shall be 0.00%.

“Funded Debt”: of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) the deferred and unpaid balance of the purchase price owing by such Person on account of any assets or services purchased (other than (y) trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith or (z) the deferred or unpaid purchase price for any solar facility (and related battery facility) project) if such purchase price is (A) due more than nine months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or a similar written instrument; (iii) all Finance Lease Obligations of such Person; (iv) all obligations of such Person evidenced by notes, bonds, debentures or other similar written instruments; (v) any non-contingent obligation of such Person in respect of letters of credit and bankers’ acceptances issued for the account of such Person (other than such letters of credit, bankers’ acceptances and drafts for the purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (vi) guaranty obligations of such Person with respect to indebtedness for borrowed money of another Person (including Affiliates); (vii) all Off-Balance Sheet Liabilities of such Person; and (viii) all obligations of the kind referred to in clauses (i) through (vii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that so long as such Person is not obligated under such Funded Debt other than with respect to such Lien, such Funded Debt shall be considered to be Funded Debt of such Person only to the extent of the lesser of the value of (i) any limit in value of the Lien or (ii) the fair market value of the property that is subject to any such Lien; provided, further, that in no event shall any calculation of Funded Debt of the Borrower include deferred taxes; provided, further, that there shall be excluded from “Funded Debt” an aggregate principal amount of (i) Non-Recourse Debt (including asset securitizations) and Approved Cost Recovery Bonds, (ii) Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities outstanding as of the last day of the immediately preceding fiscal quarter for which financial statements are available but, in the case of this clause (ii), only up to an amount thereof equal to 15% of Total Capital as of such date, (iii) net obligations under any Swap Agreement or Commodities Swap Agreement and (iv) indebtedness arising solely from the application of ASC Topics 460 Guarantees, 810 Consolidation or Operating Lease Obligations arising from the application of ASC Topic 842 Leases.

“Funding Office”: the office of the Administrative Agent specified in Section or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time; provided that in the event that any “Accounting Change” (as defined below) shall occur and such change would otherwise result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then unless and until the Borrower, the Administrative Agent and the Required Lenders mutually agree to adjustments to the terms hereof to reflect any such Accounting Change, all financial covenants (including those contained in Section 7.1), standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC and shall include the adoption or implementation of International Financial Reporting Standards or changes in lease accounting. Unless otherwise specifically addressed herein, in the event of an Accounting Change the Administrative Agent, the Required Lenders and the Borrower shall negotiate the adjustments referred to in the proviso to the first sentence of this definition in good faith.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person

(the “primary obligor”) in any manner, whether directly or indirectly, including, in any case, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hybrid Equity Securities”: any securities issued by the Borrower, any Subsidiary or a financing vehicle of the Borrower or any Subsidiary that (i) are classified as possessing a minimum of “minimum equity content” by S&P, Basket B equity credit by Moody’s and 25% equity credit by Fitch at the time of issuance thereof and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the date that is 91 days after the Revolving Termination Date.

“Increased Revolving Commitment Activation Notice”: a notice substantially in the form of Exhibit D-2.

“Increased Revolving Commitment Closing Date”: any Business Day designated as such in an Increased Revolving Commitment Activation Notice.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables or liabilities incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Finance Lease Obligations of such Person, (f) all non-contingent obligations of such Person in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person redeemable prior to the date that is 91 days after the Revolving Termination Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i)all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that so long as such Person is not obligated under such Indebtedness other than with respect to such Lien, such Indebtedness shall be considered to be Indebtedness of such Person only to the extent of the lesser of the value of (i) any limit in value of the Lien or (ii) the fair market value of the property that is subject to any such Lien. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, any indebtedness arising solely from the application of ASC Topics 460 Guarantees, 810 Consolidation or Operating Lease Obligations arising from the application of ASC Topic Leases shall not constitute “Indebtedness”.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnities”: as defined in Section 10.5.

“Ineligible Persons”: as defined in Section 10.6(a).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Interest Payment Date”: (a) as to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December to occur while such Revolving Loan is outstanding and the Revolving Termination Date of such Revolving Loan, (b) as to any Term Benchmark Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Term Benchmark Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Revolving Loan, the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the date that such Swingline Loan is required to be repaid and the Revolving Termination Date.

“Interest Period”: as to any Term Benchmark Loan, (a) initially, the period commencing on the borrowing, continuation or conversion date, as the case may be, with respect to such Term Benchmark Loan and ending one, three or six months or, if agreed to by all Lenders at such time, twelve months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Revolving Commitment), as selected by the Borrower in its notice of borrowing, notice of continuation or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Revolving Commitment), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date (as it may be extended, so long as all Lenders are Continuing Lenders with respect to such extension);

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) no tenor that has been removed from this definition pursuant to Section 2.11(e) shall be available for specification in such borrowing request or interest election request.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the International Chamber of Commerce, Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”: (a) Bank of America, N.A., or any of its Affiliates, (b) Barclays Bank PLC, (c) Citibank, N.A., (d) Mizuho Bank, Ltd. and (e) Wells Fargo Bank, National Association, each in its capacity as issuer of any Letter of Credit. Any other Lender selected by the Borrower to be an additional Issuing Lender shall become an Issuing Lender with the consent of the Administrative Agent and such Lender, in such capacity. In the case of any Existing Letter of Credit issued by a Lender (or any of its Affiliates) not included in any of the foregoing, “Issuing Lender” shall also include such Lender solely for purposes of such Existing Letter of Credit.

“Issuing Lender Agreement”: as defined in Section 3.3(a).

“L/C Commitment”: $100,000,000 in the aggregate.

“L/C Disbursement”: means a payment made by an Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure”: means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower pursuant to Section 3.5 at such time. The L/C Exposure of any Lender at any time shall be its Applicable Percentage of the total L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit governed by the ISP (or not expressly governed by either the ISP or the UCP) has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (to the extent such provision is then operative with respect to such Letter of Credit in accordance with such Rule), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants”: with respect to each Issuing Lender, the collective reference to all the Lenders other than such Issuing Lender.

“Lenders”: as defined in the preamble hereto. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Lenders.

“Letters of Credit”: standby letters of credit issued pursuant to Section 3.1 (and including in any case the Existing Letters of Credit).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents”: this Agreement, the Amendment Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loans”: any Revolving Loan and/or any Swingline Loan.

“Mandatorily Convertible Securities”: mandatorily convertible equity-linked securities issued by the Borrower or any Subsidiary, so long as the terms of such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to the date that is 91 days after the Revolving Termination Date.

“Material Adverse Effect”: any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of this Agreement or any other Loan Document or the rights and remedies of the Administrative Agent, the Swingline Lender, the Issuing Lenders or the Lenders hereunder and thereunder; it being agreed that the inability of the Borrower and/or any of its Subsidiaries to issue commercial paper shall not be a consideration in determining whether a Material Adverse Effect, a material adverse effect, material adverse change or other similar event or occurrence has occurred.

“Material Indebtedness”: (a) Indebtedness (other than the Revolving Loans, Letters of Credit, the principal amount of any Non-Recourse Debt, the principal amount of any Approved Cost Recovery Bonds, Swap Agreements and Commodity Swap Agreements), of any one or more of the Borrower and its Significant Subsidiaries in an aggregate principal amount exceeding $75,000,000 or (b) payment obligations in respect of one or more Swap Agreements or Commodity Swap Agreements, of any one or more of the Borrower and its Significant Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness in (b) above, the “principal amount” of the obligations of the Borrower or any Significant Subsidiary in respect of any Swap Agreement or any Commodity Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Significant Subsidiary would be required to pay if such Swap Agreement or Commodity Swap Agreement, as applicable, were terminated at such time.

“Maximum Rate” has the meaning assigned to it in Section 10.18.

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender”: as defined in Section 2.1(c).

“New Lender Supplement”: as defined in Section 2.1(c).

“Non-Excluded Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Non-Extending Lender”: as defined in Section 2.18(a).

“Non-Recourse Debt”: Indebtedness (a) which does not constitute Indebtedness or a Guarantee Obligation of the Borrower or any Significant Subsidiary, (b) as to which neither the Borrower nor any Significant Subsidiary is a lender, (c) in respect of which default would not permit (whether upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any Significant Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (d) as to which the lenders thereunder will not have any recourse to the stock or assets of the Borrower or any Significant Subsidiary.

“Non-U.S. Lender”: as defined in Section 2.14(d).

“Notes”: the collective reference to any promissory note evidencing Revolving Loans under this Agreement.

“NSPC-W”: Northern States Power Company, a Wisconsin corporation.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Revolving Loans, the Swingline Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Loans, the Swingline Loans and all other obligations and liabilities of the Borrower to the Administrative Agent, to any Issuing Lender, to the Swingline Lender or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Off-Balance Sheet Liability”: of a Person, (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction of such Person which is not a Finance Lease Obligation and (iii) all Synthetic Lease Obligations of such Person. The amount of liability under a Sale and Leaseback Transaction of any Person shall be the amount that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP if such lease or agreement were accounted for as a Finance Lease Obligation.

“Operating Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as operating leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Original Credit Agreement”: that certain Fourth Amended and Restated Credit Agreement dated as of September 19, 2022 (as amended prior to the date hereof), among, inter alia, the Borrower, the Existing Lenders, and JPMorgan Chase Bank, N.A., as administrative agent for the Existing Lenders.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document other than Excluded Taxes.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time,) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent”: means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant”: as defined in Section 10.6(c)(i).

“Participant Register”: as defined in Section 10.6(c)(iii).

“Patriot Act”: Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“Payment” has the meaning assigned to it in Section 9.11(a).

“Payment Notice” has the meaning assigned to it in Section 9.11(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Lien”: (i) any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with Section 6.3; (ii) any Lien on the properties and assets of a Significant Subsidiary of the Borrower securing an obligation owing to the Borrower or another Significant Subsidiary; (iii) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance, social security or retirement benefits or similar legislation; (iv) any Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if no Event of Default exists in respect of such order; (v) any Lien existing on (A) any property or asset of any Person at the time such Person becomes a Subsidiary or (B) any property or asset at the time such property or asset is acquired by the Borrower or a Subsidiary, but only, in the case of either (A) or (B), if and so long as (1) such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or asset being acquired, (2) such Lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Subsidiary or such property or asset is acquired and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (3) such Lien secures only the obligation secured thereby at the time such Person becomes a Subsidiary or such property or asset is acquired; (vi) any Lien in existence on the Restatement Effective Date to the extent set forth on Schedule 7.2, but only, in the case of such Lien, to the extent it secures an obligation outstanding on the Restatement Effective Date to the extent set forth on such Schedule; (vii) any Lien upon any real property, fixtures or equipment of the Borrower securing Purchase Money Indebtedness, Finance Lease Obligations or other Indebtedness incurred solely for the purpose of financing the acquisition, construction, expansion or improvement (which improvements do not constitute ordinary course repairs and are undertaken in a single or a series of related transactions having a cost in excess of $25,000,000, in aggregate) thereof but only if, in the case of each such Lien, (A) such Lien shall at all times be confined solely to the property or asset the purchase price or construction, expansion or improvement costs of which was financed through the incurrence of such Purchase Money Indebtedness, Finance Lease Obligation or other Indebtedness secured by such Lien and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (B) such Lien attaches to such property or asset concurrently with or within 180 days after the acquisition, construction, expansion or improvement thereof; (viii) deposits made in the ordinary course of business to secure the performance of bids, trade contracts (other than Indebtedness), operating leases, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (ix) deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (x) easements, reservations, rights-of-way, restrictions, rights arising under tenancies-in-common, rights of joint owners, survey exceptions and other similar encumbrances as to real property which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or any Significant Subsidiary conducted at the property subject thereto; (xi) leases and subleases of property owned or leased by the Borrower or any Significant Subsidiary not interfering with the ordinary conduct of the business of the Borrower and the Significant Subsidiaries; (xii) Liens securing obligations, neither assumed by the Borrower or any Significant Subsidiary nor on account of which the Borrower or any Significant Subsidiary customarily pays interest, upon real estate or under which any Significant Subsidiary has a right-of-way, easement, franchise or other servitude or of which any Significant Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment; (xiii) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution; (xiv) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clause (v), (vi), (vii) or (xvii) of this definition, but only if (A) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (B) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced; (xv) Liens on any property of any Significant Subsidiary securing Indebtedness of such Significant Subsidiary; (xvi) (A) Liens on the assets of any Significant Subsidiary created under or pursuant to any Indenture (as such term is defined in any of the Subsidiary Credit Agreements) to which such Significant Subsidiary is a party and (B) any other Liens on the assets of any Significant Subsidiary in favor of any Person of a type permitted under any such Indenture, as such Indenture exists on the date hereof, without regard to any waiver, amendment, modification or restatement thereof, unless otherwise agreed to by the Administrative Agent; (xvii) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any Significant Subsidiary and not created in contemplation thereof; (xviii) with respect to NSPC-W, Liens arising under or pursuant to the Wisconsin Wage Lien Statute, Chapter 109 of the Wisconsin Statutes & Annotations, or any successor statute, in each case, as amended from time to time, (xix) any Liens on applicable Designated Charges securing Approved Cost Recovery Bonds, (xx) Liens representing the rights of lessors in and with respect to property which the Borrower or any Subsidiary leases under a “true lease” and (xxi) Liens not described in clauses (i) through (xx), inclusive, securing Indebtedness or other liabilities or obligations of the Borrower and/or its Significant Subsidiaries in an aggregate principal amount outstanding not to exceed 10% of the consolidated net worth of the Borrower and its Subsidiaries at the time of such incurrence.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Borrower or a Commonly Controlled Entity, or with respect to which the Borrower, or a Commonly Controlled Entity has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Indebtedness”: Indebtedness of the Borrower or any Significant Subsidiary that is incurred to finance part or all of (but not more than) the purchase price or cost of construction, expansion or improvement (which improvements do not constitute ordinary course repairs and are undertaken in a single or a series of related transactions having a cost in excess of $25,000,000, in aggregate) of any tangible property; provided that such Indebtedness is incurred within 180 days after such purchase.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register”: as defined in Section 10.6(b)(iv).

“Regulations”: of the Board, regulations (including without limitation Regulations D, T, U and X) of the Board as in effect from time to time.

“Regulatory Authority”: as defined in Section 10.14.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the applicable Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body”: the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg.§4043.

“Required Lenders”: at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority”: means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer or treasurer of the Borrower.

“Restatement Effective Date”: May 6, 2025, subject to satisfaction of all of the conditions specified in Section 5.3.

“Revolving Commitment”: as to any Lender, the obligation of such Lender to make Revolving Loans and participate in Letters of Credit and Swingline Loans in an aggregate principal and/or face amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1A under the heading “Revolving Commitment” or in the Assignment and Assumption or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof including, without limitation, pursuant to Section 2.1(b).

“Revolving Commitment Period”: as to any Lender, the period from and including the Restatement Effective Date to the Revolving Termination Date applicable thereto.

“Revolving Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s L/C Exposure and Swingline Exposure then outstanding (after giving effect to any reduction thereof to the extent effected with the proceeds of a concurrent Revolving Loan).

“Revolving Loans”: as defined in Section 2.1(a).

“Revolving Percentage”: as to any Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit of all Lenders then outstanding.

“Revolving Termination Date”: December 15, 2029; provided that if such date is not a Business Day, the Revolving Termination Date shall be the immediately preceding Business Day; provided, further that with respect to Continuing Lenders only, the Revolving Termination Date may be extended pursuant to Section 2.18.

“S&P”: S&P Global Ratings or any successor thereto.

“Sale and Leaseback Transaction”: any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and concurrently therewith lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or substantially similar property.

“Sanctioned Country”: at any time, a country or territory which is itself the target of any Sanctions.

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person that is otherwise the target of Sanctions.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.

“SEC”: the Securities and Exchange Commission and any successor thereto.

“Significant Subsidiary”: (a) any Existing Utility Subsidiary, (b) any 15% Subsidiary and (c) any Designated Significant Subsidiary.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified L/C Commitment”: as to (a) Bank of America, N.A., $10,000,000, unless a higher amount is otherwise consented to by Bank of America, N.A., (b) Barclays Bank PLC, $10,000,000 unless a higher amount is otherwise consented to by Barclays Bank PLC, (c) Citibank, N.A., $10,000,000 unless a higher amount is otherwise consented to by Citibank, N.A., (d) Mizuho Bank, Ltd., $20,000,000 unless a higher amount is otherwise consented to by Mizuho Bank, Ltd. and (e) Wells Fargo Bank, National Association, $5,000,000 unless a higher amount is otherwise consented to by Wells Fargo Bank, National Association (or with respect to any additional Issuing Lender, such amount as consented to by such Issuing Lender).

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Credit Agreements”: the Credit Agreements, dated as of the date hereof, each by and among an Existing Utility Subsidiary, the Administrative Agent and the Lenders.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, equity or debt instruments or securities, including indices relating thereto, or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Commitment”: as to any Swingline Lender, the obligation of such Swingline Lender to make Swingline Loans in an aggregate principal amount not to exceed the amount set forth opposite such Swingline Lender’s name on Schedule 1.1A under the heading “Swingline Commitment” or in the Assignment and Assumption pursuant to which such Swingline Lender acquired a Swingline Commitment after the Restatement Effective Date.

“Swingline Exposure”: at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate amount of all Swingline Loans outstanding at such time, adjusted to give effect to any reallocation under Section 2.19 of the Swingline Exposure of Defaulting Lenders in effect at such time.

“Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans, or such other Lender that may from time to time become the Swingline Lender hereunder pursuant to Section 2.3(e).

“Swingline Loans”: Loans made pursuant to Section 2.3.

“Syndication Agents”: Bank of America, N.A. and Barclays Bank PLC.

“Synthetic Lease Obligation”: the monetary obligation of a Person under (i) a so- called synthetic or off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment). The amount of Synthetic Lease Obligations of any Person under any such lease or agreement shall be the amount which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP if such lease or agreement were accounted for as a Finance Lease Obligation.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day”: has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate”: (a) with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator and (b) for any calculation with respect to any ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month at approximately 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Capital”: the sum of (A) stockholder’s equity, which is the sum of common stock, premium on common stock, retained earnings and preferred stock plus (B) Funded Debt plus (C) to the extent not included in Funded Debt, Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities, in each case as determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Total Capital” any non- cash effects resulting from the application of (i) ACS Topic 740 Income Taxes or (ii) ACS Topic 715 Compensation-Retirement Benefits.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments is $2,000,000,000.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

“Transferee”: any Assignee or Participant.

“Trust Preferred Securities”: any preferred securities issued by a Trust Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

(i) such Trust Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower in exchange for subordinated debt issued by the Borrower or such wholly-owned direct or indirect Subsidiary, respectively;

(ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the subordinated debt; and

(iii) the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) makes periodic interest payments on the subordinated debt, which interest payments are in turn used by the Trust Preferred Securities Subsidiary to make corresponding payments to the holders of such preferred securities.

“Trust Preferred Securities Subsidiary”: any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly Owned Subsidiaries of the Borrower) at all times by the Borrower, (ii) that has been formed for the purpose of issuing Trust Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) and payments made from time to time on such subordinated debt.

“Type”: as to any Revolving Loan, its nature as an ABR Loan or a Term Benchmark Loan.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States”: the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means (i) for purposes of Sections 4.15 and 7.7 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Voting Stock”: Capital Stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, then entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such contingency.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers”: means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 1.3 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.4 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.11(b), will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2.

AMOUNT AND TERMS OF REVOLVING COMMITMENTS

Section 2.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s L/C Exposure and Swingline Exposure then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

(b) At any time, the Borrower and any one or more Lenders (including New Lenders) may agree that such Lender(s) shall make, obtain or increase the amount of their Revolving Commitments by executing and delivering to the Administrative Agent an Increased Revolving Commitment Activation Notice specifying the amount of such increase and the applicable Increased Revolving Commitment Closing Date. Notwithstanding the foregoing, (i) the aggregate amount of incremental Revolving Commitments obtained pursuant to this Section 2.1(b) shall not exceed $450,000,000, (ii) incremental Revolving Commitments may not be made, obtained or increased during the continuation of a Default or Event of Default, including after giving pro forma effect to the incremental Revolving Commitments in question and (iii) the increase effected pursuant to this paragraph shall be in a minimum amount of at least $25,000,000 (or, if less, the remaining unutilized portion of such $450,000,000). No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

(c) Any additional bank, financial institution or other entity which, with the consent of the Borrower, the Administrative Agent and each Issuing Lender (which consent shall not be unreasonably withheld or delayed), elects to become a “Lender” under this Agreement in connection with an increase described in Section 2.1(b) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(d) On each Increased Revolving Commitment Closing Date on which there are Revolving Loans outstanding, the New Lender(s) and/or Lender(s) that have increased their Revolving Commitments shall make Revolving Loans, the proceeds of which will be used to prepay such portions of the Revolving Loans of other Lenders, so that, after giving effect thereto, the resulting Revolving Loans outstanding are allocated among the Lenders in accordance with Section 2.12(a) based on the respective Revolving Percentages of the Lenders after giving effect to such Increased Revolving Commitment Closing Date.

(e) The Borrower shall repay the outstanding Revolving Loans of each Lender on the Revolving Termination Date applicable to such Lender.

Section 2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans (or, with respect to any Term Benchmark Loans to be made on the Restatement Effective Date, such shorter time period as may be agreed by the Administrative Agent) or (b) 2:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Term Benchmark Loans, the respective lengths of the initial Interest Period therefor. If any such notice requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term Benchmark Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Revolving Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M., New York City time (or, in the case of ABR Loans requested after 11:00 A.M., New York City time, prior to 4:00 P.M., New York City time), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

Section 2.3 Swingline Loans.

(a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Commitment Period, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by the Swingline Lender exceeding the Swingline Commitment, (ii) the aggregate principal amount of outstanding Swingline Loans made by the Swingline

Lender plus any other outstanding Revolving Loans made by the Swingline Lender exceeding the greater of (A) the Swingline Commitment and (B) the Swingline Lender’s Revolving Commitment or (iii) the sum of the Total Revolving Extensions of Credit exceeding the Total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be an ABR Loan and shall be made in accordance with the terms and procedures set forth in this Section 2.4.

(b) To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail not later than 3:00 P.M., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Each Swingline Loan shall be in an amount equal to $1,000,000 or a whole multiple thereof (or, if less the then aggregate available Swingline Commitments). The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make the requested Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose by 5:00 P.M., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 Noon, New York City time, on a Business Day no later than 5:00 P.M. New York City time on such Business Day and if received after 12:00 Noon, New York City time, on a Business Day shall mean no later than 10:00 A.M. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.3(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section 2.3(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.12 with respect to Revolving Loans made by such Lender (and Section 2.12 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.3(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to Section 2.3(d) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.3(c) shall not relieve the Borrower of any default in the payment thereof.

(d) The Borrower hereby unconditionally promises to repay, to the Administrative Agent for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a borrowing of a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(e) The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.9(b). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender under this Section 2.3(e), the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as the Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender may be replaced in accordance with Section 2.3(e) above.

Section 2.4 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period applicable thereto, computed at the Applicable Margin with respect to the commitment fee on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date; provided that the Swingline Exposure of any such Lender shall be excluded for purposes of determining the commitment fee payable to such Lender.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

Section 2.5 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Total Revolving Commitments or, from time to time, to reduce the amount of the Total Revolving Commitments, in each case, without premium or penalty; provided that no such termination or reduction of Total Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently (subject to Section 2.1(b)) the Total Revolving Commitments then in effect. Following an Extension Request pursuant to Section 2.18, the Borrower may terminate the Revolving Commitments of the Non-Extending Lenders; provided that the Borrower shall prepay the Revolving Loans of such Non-Extending Lenders but not any other Lenders on the effective date of such termination, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder to such Non-Extending Lenders.

Section 2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay, the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Term Benchmark Loans and no later than 11:00 A.M., New York City time, on the prepayment date, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or ABR Loans; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof (it being agreed that the failure of the Borrower to make any such voluntary prepayment on such date shall not result in an Event of Default and that the sole remedy with respect to such failure shall be the obligation to pay any amounts which may become owing as a result of such failure pursuant to Section 2.15).

Section 2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Term Benchmark Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date; provided that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

(b) Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Revolving Loans; provided that no Term Benchmark Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or the immediately preceding paragraph or if such continuation is not permitted pursuant to the preceding proviso such Revolving Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

For the avoidance of doubt, this Section 2.7 shall not apply to Swingline Loans, which may not be converted or continued.

Section 2.8 Limitations on Term Benchmark Loans. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Borrowings shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Term Benchmark Borrowings shall be outstanding at any one time.

Section 2.9 Interest Rates and Payment Dates. (a) Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate determined for such day plus the Applicable Margin with respect to Term Benchmark Loans.

(b) Each ABR Loan (including the Swingline Loans) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect to ABR Loans.

(c) (i) If all or a portion of the principal amount of any Revolving Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise (as determined after giving effect to any grace periods applicable to the payment thereof)), all outstanding Revolving Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Revolving Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2%, and (ii) if all or a portion of any interest, fees or other amounts payable on any Revolving Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise (as determined after giving effect to any grace periods applicable to the payment thereof)), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

Section 2.10 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of an Adjusted Term SOFR Rate. Any change in the interest rate on a Revolving Loan resulting from a change in the ABR or the Term SOFR Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

Section 2.11 Inability to Determine Interest Rate.

(a) If prior to the first day of any Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders that:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period, or

(ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted Term SOFR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Loans during such Interest Period, then (x) any Term Benchmark Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Revolving Loans that were to have been converted on the first day of such Interest Period to Term Benchmark Loans shall be continued as ABR Loans and (z) any outstanding Term Benchmark Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Term Benchmark Loans shall be made or continued as such, nor shall the Borrower have the right to convert Revolving Loans to Term Benchmark Loans.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.11), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in consultation with the Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.11, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan.

Section 2.12 Pro Rata Treatment and Payments. (a) Except as otherwise expressly provided herein, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Total Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the Lenders.

(b) Except as otherwise expressly provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds, except payments to be made directly to the Swingline Lender as expressly provided herein. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business

Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Revolving Loans, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Borrower against such Lender.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 3.4 or 2.12(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Lenders to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender is a Defaulting Lender, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Term Benchmark Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for Excluded Taxes, Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted Term SOFR Rate; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Term Benchmark Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such Lender, reasonably promptly after its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, setting forth in reasonable detail the calculations upon which such Lender determined such amounts. For purposes of this clause (a) and clause (b) below, (A) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and been adopted on the later of the actual effective date thereof and one (1) Business Day after the effectiveness of this Agreement and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in any Requirement of Law, regardless of the date enacted, adopted or issued; provided that, as to any Lender seeking reimbursement or compensation hereunder with respect to either of clause (A) or (B) immediately above, such Lender shall only be so reimbursed or compensated to the extent that such Lender is then generally seeking similar reimbursement or compensation in respect of credit transactions entered into on or after the date hereof similar to the transactions contemplated hereby from borrowers similarly situated to the Borrower to the extent such Act, requests, rules, guidelines or directives are applicable thereto.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the calculations upon which such Lender determined such amounts, the Borrower shall pay to such Lender reasonably promptly after such submission such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if within such six-month period circumstances occur that give rise to such claim having a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

Section 2.14 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes excluding (i) net income Taxes (however denominated), franchise Taxes (imposed in lieu of net income Taxes) and branch profits Taxes imposed as a result of (A) the Administrative Agent or any Lender being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein, or (B) a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (ii) any withholding Taxes imposed under FATCA (such excluded Taxes being the “Excluded Taxes”). If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Taxes are Non-Excluded Taxes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement (such that the Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made); provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d), (e) or (g) of this Section or (ii) that are United States federal withholding Taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (other than by assignment requested by the Borrower pursuant to Section 2.17) or changes in its lending office, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, or such Lender was entitled at the time of a change in lending office, to receive such additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Taxes are payable by the Borrower under this Section, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment as is reasonably satisfactory to the Administrative Agent.

(d) Each Lender (or Transferee) that is not a U.S. Person (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of (i) U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI, as applicable, (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit C-1 and a Form W-8BEN or Form W8BEN-E, as applicable, or (iii) in the case of a Non-U.S. Lender that is not the beneficial owner, an IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a statement substantially in the form of Exhibit C-2 or C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (provided that in the case of clause (iii), if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a statement substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner), or, in each case, any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Each Lender (or Transferee) that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of IRS Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender, certifying that such Lender is exempt from U.S. federal backup withholding tax. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) The Borrower shall indemnify each Lender and the Administrative Agent, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Borrower shall not be required to indemnify any Lender or the Administrative Agent for, or otherwise pay any amount pursuant to this paragraph (f) with respect to, any Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d), (e) or (g) of this Section or (ii) that are United States federal withholding Taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (other than by assignment requested by the Borrower pursuant to Section 2.17) or changes in its lending office, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, or such Lender was entitled at the time of a change in lending office, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to paragraph (a) of this Section. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Non-Excluded Taxes giving rise to such refund), net of all associated out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(i) The agreements in this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

(j) For the avoidance of doubt, for purposes of this Section 2.14, the term “Lender” includes any Swingline Lender and any Issuing Lender and the term “applicable law” includes FATCA.

Section 2.15 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto (including as a result of the acceleration of the Revolving Loans) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 2.17. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Revolving Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

Section 2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) or (f) with respect to such Lender, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14.

Section 2.17 Replacement of Lenders. If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, (iii) any Lender fails to give consent to any amendment, waiver or modification requiring the consent of all Lenders or all affected Lenders and as to which Lenders constituting the Required Lenders have so consented, (iv) any Lender fails to extend its Revolving Commitment pursuant to an extension otherwise approved pursuant to Section 2.18 or (v) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender, but without any requirement of the consent of such Lender, and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) with respect to any replacement Lender, the Borrower shall have received the prior written consent of the Administrative Agent (and if an L/C Commitment is being assigned, the Issuing Lenders, and if a Swingline Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments, (iv) in the case of any assignment resulting from a Lender not consenting to an amendment, waiver or consent, the applicable assignee shall have consented to the applicable amendment, waiver or consent and (v) in the case of any assignment resulting from a Non-Extending Lender pursuant to Section 2.18, so long as such Non-Extending Lender’s outstanding Obligations are fully repaid as set forth in clause (ii) above in connection therewith, such Non-Extending Lender may be replaced on a non-pro-rata basis with lenders having greater or lesser aggregate Revolving Commitments than such Non-Extending Lender being so replaced; provided that after giving effect to such assignment, the Total Revolving Commitments shall be no greater than the Total Revolving Commitments immediately prior to giving effect thereto, subject to any increase in the amount of Revolving Commitments pursuant to Section 2.1(b). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.18 Extension of Revolving Termination Date. (a) The Borrower may, by written notice to the Administrative Agent in the form of Exhibit E-1 (an “Extension Request”) given no earlier than the first anniversary of the Restatement Effective Date but no later than 45 days prior to the then applicable Revolving Termination Date, request that the then applicable Revolving Termination Date be extended to a date (as requested by the Borrower) that is up to one calendar year after the then applicable Revolving Termination Date. Such extension shall be effective with respect to each Lender that, by a written notice in the form of Exhibit E-2 (a “Continuation Notice”) to the Administrative Agent given no later than 30 days after the applicable Extension Request is given by the Borrower (or such later date as the Borrower shall specify in such Extension Request) (the “Extension Request Response Date”), consents, in its sole discretion, to such extension (each Lender giving a Continuation Notice being referred to herein as a “Continuing Lender” and each Lender other than a Continuing Lender being referred to herein as a “Non-Extending Lender”); provided that (i) such extension shall be effective only if the aggregate Revolving Commitments of the Continuing Lenders constitute at least a majority of the Total Revolving Commitments on the date of the Extension Request, (ii) any Lender that fails to submit a Continuation Notice on or before the applicable Extension Request Response Date shall be deemed not to have consented to such extension and shall constitute a Non-Extending Lender, (iii) not later than ten days prior to the then applicable Revolving Termination Date (prior to giving effect to such requested extension thereof), the Borrower shall have the right to replace any Non-Extending Lender without its consent or acknowledgement on a non-pro-rata basis with one or more Continuing Lenders willing to honor the Borrower’s Extension Request on behalf of such Non-Extending Lender (including at a higher or lower Revolving Commitment than such Non-Extending Lender’s Revolving Commitment); provided that after giving effect to such replacement, the Total Revolving Commitments shall be no greater than the Total Revolving Commitments immediately prior to giving effect thereto, subject to any increase in the amount of Revolving Commitments pursuant to Section 2.1(b) and (iv) the Borrower may give only two Extension Requests during the term of this Agreement. No Lender shall have any obligation to consent to any extension of the Revolving Termination Date. The Administrative Agent shall notify each Lender of the receipt of an Extension Request promptly after receipt thereof. The Administrative Agent shall notify the Borrower and the Lenders no later than five days after the applicable Extension Request Response Date whether the Administrative Agent has received Continuation Notices from Lenders holding Revolving Commitments aggregating at least a majority of the Total Revolving Commitments on the date of the applicable Extension Request.

(b) The Revolving Commitment of each Non-Extending Lender shall terminate at the close of business on the Revolving Termination Date in effect prior to the delivery of such Extension Request without giving any effect to such proposed extension. In accordance with Section 2.1(e), on such Revolving Termination Date, the Borrower shall pay to the Administrative Agent, for the account of each Non-Extending Lender, an amount equal to such Non-Extending Lender’s Revolving Loans, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder to such Non-Extending Lender. If, however, on or before the date which is 10 days prior to the Revolving Termination Date in effect prior to the delivery of an Extension Request pursuant to this Section 2.18 (or such shorter time period as may be agreed by the Administrative Agent), the Borrower obtains a replacement Lender pursuant to Section 2.17 for any such Non-Extending Lender and such replacement Lender agrees to the extension of the Revolving Termination Date pursuant to this Section 2.18, then such replacement Lender shall for all purposes of this Section 2.18 and this Agreement be deemed to be a Continuing Lender, and the Revolving Loans of such Lender shall not be due and payable pursuant to this Section 2.18(b).

Section 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.4;

(b) the Revolving Commitment and Aggregate Exposure of each Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby (as set forth in the proviso to Section 10.1);

(c) if any Swingline Exposure or L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) provided that no Default or Event of Default exists, all or any part of the Swingline Exposure and L/C Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 5.2 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Lenders only, the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8 for so long as such L/C Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv) if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.4 and Section 3.3 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lenders or any other Lender hereunder, all letter of credit fees payable under Section 3.3 with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Lenders until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and Swingline Exposure related to any newly made Swingline Loan or participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender or the Swingline Lender shall have entered into arrangements with the Borrower or such Lender to defease any risk to such Issuing Lender or the Swingline Lender in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lenders each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage.

SECTION 3.

LETTERS OF CREDIT

Section 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue Letters of Credit upon the request and for the account of the Borrower (and for the benefit of the Borrower or any Subsidiary of the Borrower) on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall issue any Letter of Credit if, (i) after giving effect to such issuance, (A) the L/C Exposure would exceed the L/C Commitment or (B) the aggregate amount of the Available Revolving Commitments would be less than zero or (C) unless otherwise agreed to by such Issuing Lender, the L/C Exposure with respect to all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Specified L/C Commitment or (ii) such Issuing Lender shall have received written notice from the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not have been satisfied. On the Restatement Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for the account of the Borrower. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date (as it may be extended, so long as the Available Revolving Commitments of all Continuing Lenders would equal or exceed zero following such extension); provided, however, that any Letter of Credit, whether newly requested or an existing Letter of Credit that is extended or automatically renewed, may have an expiration date after the Revolving Termination Date (so long as such expiration date remains in compliance with clause (x) above) so long as the Borrower cash collateralizes such Letter of Credit at 101% of the available face amount of such Letter of Credit on or prior to the date which is five Business Days prior to the Revolving Termination Date and the Administrative Agent and the relevant Issuing Lender providing such Letter of Credit agree to such expiration date at the time such Letter of Credit or extension is requested or at the time such existing Letter of Credit is to be automatically renewed, as applicable; provided further that any Letter of Credit (other than a Letter of Credit to which Section 2.19(c)(ii) applies) with a one-year term may provide for the renewal thereof for additional one-year periods (which shall only extend beyond the date referred to in clause (y) above if the condition described in the first proviso of this sentence is satisfied).

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator having jurisdiction over the Issuing Lender shall by its terms (x) purport to enjoin such Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender shall prohibit, such Issuing Lender from, the issuance of letters of credit, generally, or such Letter of Credit, in particular or (y) impose upon such Issuing Lender with respect to any such Letter of Credit any reserve, capital or liquidity requirement (for which such Issuing Lender is not compensated hereunder or otherwise by agreement of the Borrower) not in effect on the Restatement Effective Date or impose on such Issuing Lender any loss, cost or expense (for which such Issuing Lender is not compensated hereunder or otherwise by agreement of the Borrower) which such Issuing Lender in good faith deems material to it or (ii) the issuance of such Letter of Credit would violate the legal, regulatory or compliance policies of such Issuing Lender applicable to letters of credit generally, in each case, to the extent such policies and prohibitions are implemented to comply with applicable law or regulation binding upon such Issuing Lender and are being applied with respect to the Borrower consistently with such application thereof to all similarly situated Borrowers under similar circumstances.

Section 3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address set forth in its Issuing Lender Agreement an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall an Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The applicable Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

Section 3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Term Benchmark Loans, to be shared ratably among the Lenders (other than Defaulting Lenders) and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee for each Letter of Credit requested by the Borrower in such amount and at such times as may be set forth in a separate letter agreement between the Borrower and such Issuing Lender (each, an “Issuing Lender Agreement”), which shall contain such Issuing Lender’s address for notices.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

Section 3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, in the event that a Letter of Credit is extended beyond the Revolving Termination Date in accordance with Section 3.1(a), the obligations of an L/C Participant that is not a Continuing Lender shall terminate on the Revolving Termination Date (without regard to such extension).

(b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to an Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by an Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

Section 3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the applicable Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the applicable Issuing Lender at its address set forth in its Issuing Lender Agreement in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.9(b) and (y) thereafter, Section 2.9(c).

Section 3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Except to the extent expressly otherwise provided below, the Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender as determined in a final, non-appealable judgment by a court of competent jurisdiction. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, except to the extent constituting gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower; provided that the Borrower shall not be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent caused by (i) the gross negligence or willful misconduct of such Issuing Lender in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) such Issuing Lender’s willful failure or gross negligence in failing to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

Section 3.7 Letter of Credit Payments. The Issuing Lender for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by electronic mail of such demand for payment if such Issuing Lender has made or will make an L/C Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Lender and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such L/C Disbursement. The responsibility of the applicable Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

Section 3.8 [Reserved]

Section 3.9 Existing Letters of Credit. On the Restatement Effective Date, each Existing Letter of Credit shall, automatically and without further action, be deemed to be a Letter of Credit that has been issued hereunder as of the Restatement Effective Date for all purposes hereunder and under the other Loan Documents. Without limiting the foregoing, (i) each such Existing Letter of Credit shall be included in the calculation of L/C Exposure, (ii) all liabilities of the Borrower with respect to such Existing Letters of Credit shall constitute Obligations and (iii) each Lender shall have reimbursement obligations with respect to such Existing Letters of Credit as provided in Section 3.4.

Section 3.10 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Letter of Credit, Application and any other document, agreement and instrument entered into by the Issuing Lender and Borrower (or any Subsidiary) or in favor of the Issuing Lender relating to such Letter of Credit, the terms hereof shall control.

Section 3.11 Resignation as Issuing Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Issuing Lender assigns all of its Revolving Commitments and Revolving Loans, such Issuing Lender may, upon thirty days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as an Issuing Lender. In the event of any such resignation as an Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the applicable Issuing Lender as an Issuing Lender; provided, further, no Lender shall be appointed as an Issuing Lender without the consent of such Lender. If the applicable Issuing Lender resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Lender and the L/C Exposure with respect thereto (including the right to require the Lenders to fund risk participations in unreimbursed amounts pursuant to Section 3.4). Upon the appointment of a successor Issuing Lender, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, as the case may be, and (y) the successor Issuing Lender shall issue letters of credit in substitution for, or as backstop to, the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring Issuing Lender to effectively assume the obligations of the applicable retiring Issuing Lender with respect to such Letters of Credit.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

Section 4.1 Financial Condition. (i) The audited consolidated balance sheet of the Borrower as at December 31, 2024, and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower as of such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended and (ii) the unaudited consolidated balance sheet of the Borrower as of March 31, 2025 and the related consolidated statements of income and cash flows for the fiscal quarter then ended, present fairly the consolidated financial condition of the Borrower as of such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal quarter then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (as then in effect) (other than with respect to the absence of footnotes and subject to normal year-end adjustments) applied consistently throughout the periods involved (except as agreed by the Administrative Agent and the Required Lenders or as approved by the aforementioned firm of accountants and disclosed therein). As of the Restatement Effective Date, except as set forth on Schedule 4.1 and/or as disclosed in the SEC public filings of the Borrower and/or its Subsidiaries prior to the date hereof, neither the Borrower nor any Significant Subsidiary has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to above in this paragraph.

Section 4.2 No Change. As of the Restatement Effective Date, except as set forth on Schedule 4.2 and/or as disclosed in the Disclosure Materials, since December 31, 2024, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.3 Existence. The Borrower and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its material properties, to lease the material properties it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower is not an Affected Financial Institution.

Section 4.4 Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (a) any extension of credit hereunder when made (except, in each case, for consents, authorizations, filings, notices or other acts required with respect to such extension of credit that have been obtained or made and are in full force and effect at the time of such extension of credit) or (b) the execution, delivery, performance, validity or enforceability of this Agreement, the Amendment Agreement or any of the Loan Documents. Each Loan Document has been duly executed and delivered on behalf of the Borrower. Each of this Agreement and the Amendment Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not (a) conflict with or violate any (i) Requirement of Law applicable to the Borrower or (ii) Contractual Obligation of the Borrower or any Significant Subsidiary (except in the case of this clause (a) to the extent any such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect) and (b) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

Section 4.6 Litigation. As of the Restatement Effective Date, (a) except as disclosed in the SEC public filings of the Borrower or its subsidiaries prior to the date hereof, no material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Significant Subsidiary or against any of their respective properties or revenues that could reasonably be expected to have a Material Adverse Effect and (b) no material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Significant Subsidiary with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby.

Section 4.7 Taxes. Each of the Borrower and each Significant Subsidiary has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) where failure to file such returns or pay, discharge or otherwise satisfy such taxes, fees or other charges could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Significant Subsidiary).

Section 4.8 Federal Regulations. No part of the proceeds of any Revolving Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. The Borrower and its Subsidiaries are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock, or extending credit for the purpose of purchasing or carrying margin stock.

Section 4.9 ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred and (ii) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

Section 4.10 Approvals, Authorization, Notice. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, except for any authorization, order, approval, notice, filing or other action (i) that is not yet required to be obtained, made or taken or (ii) that has duly been obtained, made or taken and is (x) in full force and effect and (y) sufficient for the purposes hereof, or except where the failure to satisfy any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

Section 4.11 Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

Section 4.12 Use of Proceeds. Subject to Sections 4.8 and 7.6, the proceeds of the Revolving Loans and the Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, any transaction or series of transactions not prohibited hereunder.

Section 4.13 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure, in its reasonable judgment, compliance by the Borrower, its Subsidiaries, its Affiliates and their respective directors, officers, employees, agents and advisors (in their capacities as such) with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the Borrower’s knowledge, each of the foregoing’s respective officers, employees, directors, agents, advisors and Affiliates (in each case, in their respective capacities as such) are in compliance with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or, to the Borrower’s knowledge, any of the foregoing’s respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent or advisor of the Borrower or any Subsidiary or Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing hereunder or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 4.14 Beneficial Ownership Certification. As of the Restatement Effective Date, the information included in any Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 4.15 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “prohibited transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “prohibited transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 5.

CONDITIONS PRECEDENT

Section 5.1 [Reserved]

Section 5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit, other than conversions and continuations of Revolving Loans, requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents (other than the representations and warranties contained in Sections 4.2 and 4.6, which representations and warranties need only be true and correct on and as of the Restatement Effective Date) shall be true and correct in all material respects (or in all respects if qualified by materiality or material adverse effect) on and as of such date as if made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date (or in all respects if qualified by materiality or material adverse effect).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing, other than conversions and continuations of Revolving Loans, by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied; it being agreed that the inability of the Borrower and/or any of its Subsidiaries to issue commercial paper shall not be a consideration in determining whether the conditions in this Section 5.2 have been satisfied.

Section 5.3 Effective Date Conditions. The effectiveness of the amendment and restatement of the Original Credit Agreement in the form of this Agreement is subject to the satisfaction of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) the Amendment Agreement and this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A and (ii) a Note for each Lender that shall have requested one, executed and delivered by the Borrower.

(b) Repayment of Existing Revolving Loans. The Borrower shall have repaid the “Obligations” under (and as defined in) the Original Credit Agreement by delivering to the Administrative Agent an amount equal to the sum of (i) the aggregate principal amount of the Existing Revolving Loans owing to any Existing Lender immediately prior to the Restatement Effective Date (if any), (ii) all accrued and unpaid interest on such Existing Revolving Loans (if any) and (iii) any other amounts (if any) owing to such Existing Lender under the “Loan Documents” under the Original Credit Agreement as of the Restatement Effective Date, including amounts owing pursuant to Sections 2.3 and 3.3 of the Original Credit Agreement but excluding the Existing Letters of Credit.

(c) Approvals. All approvals from FERC and/or any public service commission or similar body of the applicable state, if any, required as of the Restatement Effective Date in connection with the transactions contemplated hereby shall have been obtained on satisfactory terms and shall be in full force and effect.

(d) Fees. The Lenders and the Administrative Agent shall have received all fees agreed to be paid, and all reasonable out-of-pocket expenses agreed to be paid for which invoices have been presented (including the reasonable out-of-pocket fees and expenses of a single legal counsel for all Arranger Parties, the Administrative Agent and the Lenders, collectively), reasonably in advance of the Restatement Effective Date. The Administrative Agent and the Borrower shall have entered into an amended and restated fee letter relating to the servicing fee payable hereunder.

(e) Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Restatement Effective Date, substantially in the form of Exhibit A, with appropriate insertions and attachments, including the articles of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and (ii) a good standing certificate for the Borrower from its jurisdiction of organization.

(f) Anti-Terrorism Compliance and Beneficial Ownership Certification. (i) At least two Business Days before the Restatement Effective Date each Lender shall have received all documents and other information reasonably requested by it at least ten Business Days prior to the Restatement Effective Date that is required by bank regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(g) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i) the legal opinion of Jones Day, special New York counsel to the Borrower; and

(ii) the legal opinion of Amy Schneider, Vice President, Corporate Secretary and Securities of Xcel Energy Inc.

Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

SECTION 6.

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Revolving Loan or other amount is owing to any Lender, any Issuing Lender or the Administrative Agent hereunder:

Section 6.1 Financial Statements. The Borrower shall furnish to the Administrative Agent (which shall in turn furnish to the Lenders):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries and shall be prepared in reasonable detail and in accordance with GAAP applied (except as (i) otherwise provided herein, (ii) approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein or (iii) in the case of interim financial statements, the absence of footnotes and normal year-end adjustments) consistently throughout the periods reflected therein and with prior periods.

Section 6.2 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent (which shall in turn furnish to the Lenders, or, in the case of clause (c), to the relevant Lender):

(a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default (which has not been previously disclosed to the Administrative Agent pursuant to this Section) except as specified in such certificate and (ii) a compliance certificate containing all information and calculations necessary for determining compliance by the Borrower with the provisions of Section 7.1 of this Agreement as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(b) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all reports on Forms 10-K, 10-Q and 8-K that the Borrower files with the SEC; and

(c) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.

Section 6.3 Payment of Obligations and Taxes. The Borrower shall and shall cause each of its Significant Subsidiaries to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations (including, without limitation, obligations with respect to material taxes) of whatever nature, except that neither the Borrower nor any Subsidiary shall be required to pay, discharge or otherwise satisfy any such obligation or taxes (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with GAAP or (ii) where failure to pay, discharge or otherwise satisfy such obligation could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 6.4 Maintenance of Existence; Compliance. The Borrower shall and shall cause each of its Significant Subsidiaries:

(a) to preserve, renew and keep in full force and effect its organizational existence, except as otherwise permitted by Section 7.3 or 7.4;

(b) to take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except (i) as otherwise permitted by Section 7.3 or (ii) to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c) to comply with all Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.5 Maintenance of Property; Insurance. The Borrower shall and shall cause each of its Significant Subsidiaries to (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on its property in at least such amounts (subject to deductibles and self-retention limits) and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

Section 6.6 Inspection of Property; Books and Records; Discussions. The Borrower shall and shall cause each of its Significant Subsidiaries to (a) keep proper books of records and account in which full, true and correct (in all material respects when taken as a whole) entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) from time to time, but not to exceed once in any twelve month period, during normal business hours and on reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties (subject to such physical security requirements as the Borrower or the applicable Significant Subsidiary may require) and examine and make abstracts from any of its books and records (except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into for the purpose of evading the requirements of this Section 6.6) and to discuss the business, operations, properties and financial and other condition of the Borrower and the Significant Subsidiaries with officers and employees of the Borrower and the Significant Subsidiaries and with their independent certified public accountants; provided, however, that during the occurrence and continuance of an Event of Default, the Borrower shall and shall cause each of its Significant Subsidiaries to permit representatives of any Lender to engage in the activities permitted in clause (b), above at any reasonable time and as often as may reasonably be desired.

Section 6.7 Notices. Promptly after any Responsible Officer of the Borrower with responsibility for the matter in question becomes aware thereof, the Borrower shall give notice to the Administrative Agent (which shall in turn furnish such notice to the Lenders) of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Borrower or any Significant Subsidiary or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any Significant Subsidiary, on the one hand, and any Governmental Authority, on the other hand, that in either case, if not cured could reasonably be expected to have a Material Adverse Effect;

(c) (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan, which in any case under clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect;

(d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

(e) the occurrence of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or such Significant Subsidiary proposes to take with respect thereto.

Section 6.8 Ownership of Significant Subsidiaries. The Borrower shall at all times, directly or indirectly own, beneficially and of record, (a) except as permitted by Section 6.10, 7.3 or 7.4, 100% of each class of issued and outstanding common stock of each Significant Subsidiary and (b) 100% of each class of issued and outstanding common stock of each 15% Subsidiary.

Section 6.9 Scope of Business. The Borrower shall, and shall cause each Significant Subsidiary to, engage primarily in energy-related businesses.

Section 6.10 Significant Subsidiaries. So long as no Default or Event of Default then exists or arises as a result thereof, the Borrower may from time to time by written notice delivered to the Administrative Agent:

(a) designate any Subsidiary as a Significant Subsidiary; and

(b) with respect to any Designated Significant Subsidiary, revoke its designation as a Significant Subsidiary; provided that the assets of such Designated Significant Subsidiary could have been disposed of pursuant to the provisions of Section 7.4 if such transaction were treated as a Disposition of the assets of such Designated Significant Subsidiary.

Section 6.11 Compliance with Certain Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure, in its reasonable business judgment, compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.

NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Revolving Loan or other amount is owing to any Lender, any Issuing Lender or the Administrative Agent hereunder:

Section 7.1 Ratio of Funded Debt to Total Capital. The Borrower shall not permit the ratio of Funded Debt of the Borrower and its Subsidiaries on a consolidated basis to Total Capital as at the last day of any fiscal quarter of the Borrower to exceed 0.70 to 1.00.

Section 7.2 Liens. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

Section 7.3 Fundamental Changes. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, merge or consolidate with any Person, except that, if after giving effect thereto no Default or Event of Default would exist, this Section 7.3 shall not apply to (a) any merger or consolidation of the Borrower with any one or more Persons (including any Subsidiary), so long as the successor entity (if other than the Borrower) (i) is a Person organized and duly existing under the law of any state of the United States and (ii) assumes, in form reasonably satisfactory to the Administrative Agent, all of the obligations of the Borrower under this Agreement, (b) any merger or consolidation of a Significant Subsidiary with another Subsidiary; provided that the continuing Person shall be a Significant Subsidiary, and (c) any merger or consolidation of a Significant Subsidiary (other than a 15% Subsidiary) with another Person if after giving effect thereto the survivor is no longer a Significant Subsidiary and the assets of such Significant Subsidiary could have been Disposed of pursuant to the provisions of Section 7.4 if such transaction were treated as a Disposition of the assets of such Significant Subsidiary. In the event of any merger or consolidation of or by the Borrower in which the Borrower is not the surviving entity, the surviving entity of such merger or consolidation shall deliver to the Administrative Agent for the benefit of the Lenders all information and documentation reasonably necessary to comply with the identification requirements of the Act (as defined in Section 10.17) and the Beneficial Ownership Regulation.

Section 7.4 Disposition of Property. The Borrower shall not, directly or indirectly, Dispose of, in one transaction or a series of transactions, all or substantially all of its business or property, whether now owned or hereafter acquired. For the avoidance of doubt, it is understood and agreed that (i) this Section 7.4 shall not relieve the Borrower from complying with Section 6.8(b) and (ii) dispositions by any Existing Utility Subsidiary of its transmission assets permitted pursuant to the Subsidiary Credit Agreements shall not constitute a disposition of all or substantially all of the assets of the Borrower.

Section 7.5 Clauses Restricting Subsidiary Distributions. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, enter into or suffer to exist or become effective (including by way of amendment, supplement or other modification of an agreement existing on the Restatement Effective Date) any consensual encumbrance or restriction on the ability of any Significant Subsidiary of the Borrower to make payments, directly or indirectly, to its shareholders by way of dividends, repayment of loans or intercompany charges, or other returns on investments that is more restrictive than any such encumbrance or restriction applicable to such Significant Subsidiary on the Restatement Effective Date; provided that this Section 7.5 shall not apply to (a) limitations or restrictions imposed by law or in regulatory proceedings or (b) financial covenants contained in any agreement or indenture requiring compliance with financial tests or ratios, so long as such financial covenants could not reasonably be expected to impair the Borrower’s ability to repay the Obligations as and when due.

Section 7.6 Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans and Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries; provided, however, that no part of the proceeds of any borrowing or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations T, U and X of the Board. The Borrower will not request any borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and, to its knowledge, its or their respective directors, officers, employees and agents (in each case, in its respective capacity as such) shall not use, the proceeds of any borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in either case, except to the extent permissible for a Person required to comply with Sanctions or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.7 Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “prohibited transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “prohibited transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 8.

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Revolving Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Revolving Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) the Borrower shall default in the observance or performance of any agreement contained in Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or

(d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) Indebtedness that becomes due as a result of (A) the Borrower or any Significant Subsidiary effecting an optional redemption, voluntary prepayment, voluntary defeasance or voluntary repurchase of such Indebtedness or (B) a similar event or condition occurring at the election of the Borrower or any Significant Subsidiary, (iii) Swap Agreements and Commodity Swap Agreements that are cancelled or terminated at the option of either party thereto, other than as a result of a default, event of default or early termination event or (iv) Material Indebtedness of NSPC-W so long as its assets do not equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries; or

(f) (i) the Borrower or any Significant Subsidiary (provided that for purposes of determining Significant Subsidiary under this Event of Default, NSPC-W shall not be deemed a Significant Subsidiary so long as its assets do not equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or

(ii) there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Significant Subsidiary shall take any formal corporate action to effect, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) an ERISA Event that could reasonably be expected to have a Material Adverse Effect shall occur; or

(h) one or more monetary judgments or decrees shall be entered against the Borrower or any Significant Subsidiary (provided that for purposes of determining Significant Subsidiary under this Event of Default, NSPC-W shall not be deemed a Significant Subsidiary so long as its assets do not equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries) in an amount (to be calculated net of amounts (y) paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage and/or (z) for which the Borrower maintains or has established reserves as set forth below) of $75,000,000 or more, and such judgments or decrees shall not have been satisfied (or solely to the extent not yet due, reserves in conformity with GAAP have been provided on the books of the Borrower or such Significant Subsidiary in respect of such judgments or decrees), vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) a Change in Control shall occur; or

(j) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower or any 15% Subsidiary, automatically the Revolving Commitments shall immediately terminate and the Revolving Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit. During the continuance of an Event of Default, the Administrative Agent may, or upon the request of the Required Lenders shall, apply any Excess Balance (as defined below) to repay the Obligations. If all

Obligations (other than L/C Exposure in respect of undrawn Letters of Credit) have been paid in full, the Excess Balance shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). If no Event of Default is then continuing, the Administrative Agent shall return to the Borrower the balance in the cash collateral account. For purposes hereof, “Excess Balance” means the amount by which the balance in the cash collateral account exceeds the undrawn and unexpired amount of the Letters of Credit. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9.

THE AGENTS

Section 9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

Section 9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

Section 9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

Section 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note had been assigned in accordance with the provisions of Section 10.6 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Percentage immediately prior to such date), from and against any and all Taxes, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such Taxes, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Revolving Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 9.10 Documentation Agents and Syndication Agents. Neither the Documentation Agents nor any Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

Section 9.11 Erroneous Payments. (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.11 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower.

(d) Each party’s obligations under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 9.12 Acknowledgements of Lenders and Issuing Lenders. (a) Each Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger Party, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger Party, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Restatement Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date.

(c) The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Borrower) between the Borrower and its Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Borrower or its Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and the Borrower, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of the Borrower.

Section 9.13 Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER PARTY, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender and each Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 10.

MISCELLANEOUS

Section 10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. Subject to Section 2.11(b), the Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) except as set forth in Section 2.18, forgive the principal amount or extend the final scheduled date of maturity of any Revolving Loan or Reimbursement Obligation, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) modify or amend this Section 10.1 without the written consent of all Lenders; (iii) modify the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents not otherwise permitted hereunder or thereunder, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.12(a) or Section 2.12(b) without the written consent of each Lender directly affected thereby; (v) amend, modify or waive any provision of Section 9 or any other provision hereof relating to the rights or duties of the Administrative Agent, without the written consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 3 or any other provision hereof relating to the rights or duties of the Issuing Lenders without the written consent of each Issuing Lender; (vii) amend, modify or waive any provision of Section 2.19 without the written consent of the Administrative Agent, each Issuing Lender and the Swingline Lender; and (viii) amend, modify or waive any provision of Section 2.3 or any other provision hereof relating to the rights or duties of the Swingline Lender without the written consent of the Swingline Lender. Notwithstanding anything contained in this Section 10.1, the Revolving Termination Date with respect to any Lender may not be extended with respect to such Lender without its written consent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver, except to the extent expressly provided therein, shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, the Administrative Agent may waive payment of the fee required by Section 10.6(b)(ii)(B) without obtaining the consent of any other party to this Agreement.

Section 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic transmission or telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	414 Nicollet Mall Minneapolis, MN 55401 Attention: Treasurer Telephone: 612-216-7989 Email: Todd.Wehner@xcelenergy.com

Administrative Agent:	If from the Borrower, to the address or addresses separately provided to the Borrower. If from the Lenders, to the address or addresses set forth in administrative questionnaire

; provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received; provided further, if any notice or other communication is received by the recipient after its normal business hours, such notice or other communication shall be deemed received upon the opening of the next Business Day.

Unless and until the Administrative Agent is notified in writing by the Borrower to the contrary, the Borrower hereby authorizes the Administrative Agent to rely on any notices in respect of the making, extension, conversion or continuation of Revolving Loans or Swingline Loans and the Types of Revolving Loans and the Interest Periods applicable to Term Benchmark Loans given by any Responsible Officer or any designee of a Responsible Officer of which the Administrative Agent is notified in writing. Notices by the Borrower in respect of the making, extension, conversion or continuation of Revolving Loans or Swingline Loans and the Types of Revolving Loans and the Interest Periods applicable to Term Benchmark Loans may be given telephonically, and the Borrower agrees that the Administrative Agent may rely on any such notices made by any person or persons which the Administrative Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of any telephonic notice, if such confirmation is requested by the Administrative Agent. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Information required to be delivered pursuant to Sections 6.1 and 6.2(b) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent (which notice the Administrative Agent shall promptly provide to the Lenders) that such information has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm, on the Borrower’s IntraLinks site at intralinks.com or at another website identified in such notice and accessible by the Lenders without charge.

Section 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

Section 10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses; provided, however, the Borrower shall only be liable for the fees and expenses of one counsel for the Arranger Parties, the Administrative Agent and the Lenders, collectively, from time to time, in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, with statements with respect to the foregoing to be submitted to the Borrower prior to the Restatement Effective Date (in the case of amounts to be paid on the Restatement Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent and (c) to pay, indemnify, and hold each Lender, Arranger Party and the Administrative Agent and each Related Party of any of the foregoing Persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to any Revolving Loan or Letter of Credit or the use of proceeds therefrom or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of their properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from (i) the willful misconduct, bad faith or gross negligence of such Indemnitee, (ii) a material breach by such Indemnitee of its obligations hereunder or under the other Loan Documents or (iii) claims of one or more Indemnitees against another Indemnitee (other than claims against the Administrative Agent or the Arranger Parties in their capacities as such) and not involving any act or omission of the Borrower or its Subsidiaries or any of their Affiliates (or such person’s officers, directors, employees, advisors, agents or representatives). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery that arise as a result of such Indemnitee’s status as a Lender or the Administrative Agent, or an officer, director, employee, affiliate, agent or controlling person thereof, with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent that such claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses are found by a final non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor, and such demand shall set forth in reasonable detail the basis for and calculation of any such amounts claimed as owing by the Borrower. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder and the termination of this Agreement. This Section 10.5 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) except as otherwise permitted in Section 7.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. For the avoidance of doubt, assignments to (x) natural persons (or holding companies, investment vehicles or trusts for, or owned and operated for the primary benefit of natural persons), (y) a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or shall not be permitted or (z) a Sanctioned Person (together with the Borrower and its Subsidiaries and Affiliates, “Ineligible Persons”) shall not be permitted.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more financial institutions or other entities (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) except for assignments of its Swingline Commitment which shall be required to be an assignment of its total Swingline Commitment and its rights and obligations thereunder, with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed); provided that, the Borrower shall be deemed to have consented to an assignment of all or a portion of the Revolving Loans and Revolving Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided, further, that no consent of the Borrower shall be required for an assignment to a Lender or an affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other Person; and

(B) the Administrative Agent, the Swingline Lender and each Issuing Lender (such consents shall not be unreasonably withheld or delayed).

(ii) Assignments shall be subject to the following additional conditions:

(A) no Lender may assign or otherwise transfer its rights or obligations hereunder to the Borrower or its Affiliates;

(B) except in the case of an assignment to a Lender or an affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments, Swingline Commitments or Loans, the amount of the Revolving Commitments, Swingline Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Lender otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates, if any;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the Assignee, if it shall not then be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.5 in respect of the period that it was a Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments and Swingline Commitments of, and principal amount (and stated interest) of the Loans, Swingline Exposure and L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities other than Ineligible Persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it), except for its Swingline Commitments which shall be all of its rights and obligations thereunder; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Swingline Lender, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of such Lender pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent, if any, as the Lender from which such Participant has acquired its interest. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. In addition, any Participant shall not be entitled to the benefits of Section 2.14 to the extent such benefits are not available by reason of such Participant’s non-compliance with Section 2.14(d), Section 2.14(e) or Section 2.14(g), as applicable.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations to a Federal Reserve Bank.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

Section 10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall, at any time after the Revolving Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders and their Affiliates provided by law, each Lender and its Affiliates shall have the right, at any time after the Revolving Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency or Affiliate thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or any of its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the

Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Indemnitee for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

Section 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, City of New York, Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the City of New York, Borough of Manhattan, and appellate courts from any thereof; provided that nothing in this Agreement or in any other Loan Document shall waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a);

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth or referenced in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) without limiting the Borrower’s obligations under Section 10.5(c), waives, to the maximum extent not prohibited by law, any right it may have to claim or recover, in any legal action or proceeding referred to in this Section or otherwise, any special, exemplary, punitive or consequential damages.

Section 10.13 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

Section 10.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all information provided to it by or on behalf of the Borrower, the Administrative Agent or any Lender pursuant to or in connection with this Agreement and to use such information solely in connection with evaluating, administering, structuring and/or approving the credit facility contemplated hereby; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, solely for the purpose of evaluating, administering, structuring and/or approving the credit facility contemplated hereby, (b) subject to an agreement to comply with the provisions of this Section or provisions at least as restrictive as those in this Section, to any actual or prospective Transferee or any direct or indirect counterparty (or any professional advisor to such counterparty) to any Swap Agreement with respect to this Agreement, the Loans, the Revolving Commitments or the Swingline Commitments, or to any credit insurance provider in connection with insuring and/or approving the credit facility contemplated hereby, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, solely for the purpose of evaluating, administering, structuring and/or approving the credit facility contemplated hereby, (d) upon the request or demand of any Governmental Authority having regulatory or oversight jurisdiction over the Administrative Agent and/or the Lenders, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law; provided that it agrees to use commercially reasonable efforts (to the extent practicable or legally permissible) to notify the Borrower reasonably in advance thereof to permit the

Borrower the opportunity to contest such disclosure, (f) if requested or required to do so in connection with any litigation or similar proceeding; provided that it agrees to use commercially reasonable efforts (to the extent practicable or legally permissible) to (x) notify the Borrower reasonably in advance thereof to permit the Borrower the opportunity to contest such disclosure and (y) limit such disclosure to those matters so required to be disclosed, (g) that has been publicly disclosed other than as a result of a breach of this Section 10.14, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Loans, (k) to market data collectors and similar service providers and (l) with the prior written consent of the Borrowers.

For the avoidance of doubt, nothing in this Section 10.14 shall prohibit any person from voluntarily disclosing or providing any information within the scope of this Section 10.14 to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”), without any notification to any person, to the extent that any such prohibition on disclosure set forth in this Section 10.14 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 10.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 10.16 [Reserved.]

Section 10.17 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act and the Beneficial Ownership Regulation.

Section 10.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

Section 10.19 No Fiduciary Duty. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Documentation Agents, the Syndication Agents, the Issuing Lenders, the Lenders (including the Swingline Lender), the Arranger Parties and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Documentation Agents, the Syndication Agents, the Issuing Lenders, the Lenders (including the Swingline Lender) and their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Borrower, its stockholders and/or its Affiliates.

Section 10.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.21 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Total Revolving Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Total Revolving Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Total Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Total Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Total Revolving Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Total Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

XCEL ENERGY INC., a Minnesota corporation, as Borrower

By:	/s/ Todd A. Wehner
Name:	Todd A. Wehner
Title:	Vice President, Treasurer

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., individually as Lender, Swingline Lender and Administrative Agent

By:	/s/ Khawaja Tariq
Name:	Khawaja Tariq
Title:	Vice President

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender, an Issuing Lender and a Syndication Agent

By:	/s/ John M. Eyerman
Name:	John M. Eyerman
Title:	Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender, an Issuing Lender and a Syndication Agent

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender, an Issuing Lender and a Documentation Agent

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

MIZUHO BANK, LTD., as a Lender, an Issuing Lender and a Documentation Agent

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Documentation Agent

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

MUFG BANK, LTD., as a Lender and a Documentation Agent

By:	/s/ Ricky Vargas
Name:	Ricky Vargas
Title:	Vice President

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, an Issuing Lender and a Documentation Agent

By:	/s/ Whitney Shellenberg
Name:	Whitney Shellenberg
Title:	Executive Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

BANK OF MONTREAL, as a Lender

By:	/s/ Michael Cummings
Name:	Michael Cummings
Title:	Managing Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

BNP PARIBAS, as a Lender

By:	/s/ Francis Delaney
Name:	Francis Delaney
Title:	Managing Director

By:	/s/ Victor Padilla
Name:	Victor Padilla
Title:	Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Amit Vasani
Name:	Amit Vasani
Title:	Managing Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew Vernon
Name:	Andrew Vernon
Title:	Authorized Signatory

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Nolan Woodbury
Name:	Nolan Woodbury
Title:	Associate Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John R McCarthy
Name:	John R McCarthy
Title:	Vice President

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alicia G. McMahon
Name:	Alicia G. McMahon
Title:	Vice President

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ Alkesh Nanavaty
Name:	Alkesh Nanavaty
Title:	Executive Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Molly H. Ross
Name:	Molly H. Ross
Title:	Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

The Bank of Nova Scotia, as a Lender

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Paul Yoon
Name:	Paul Yoon
Title:	Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

TRUIST BANK, as a Lender

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

U.S. Bank National Association, as a Lender

By:	/s/ John Prigge
Name:	John Prigge
Title:	Senior Vice President

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

The Northern Trust Company, as a Lender

By:	/s/ Jack Stibich
Name:	Jack Stibich
Title:	Second Vice President

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

Amarillo National Bank, as a Lender

By:	/s/ William Ware
Name:	William Ware
Title:	President

Signature page to Xcel Energy Inc. Fifth Amended and Restated Credit Agreement

SCHEDULE 1.1A

COMMITMENTS

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$109,473,684.22
Bank of America, N.A.	$109,473,684.22
Barclays Bank PLC	$109,473,684.22
Citibank, N.A.	$109,473,684.21
Mizuho Bank, Ltd.	$109,473,684.21
Morgan Stanley Bank, N.A.	$109,473,684.21
MUFG Bank, Ltd.	$109,473,684.21
Wells Fargo Bank, National Association	$109,473,684.21
Bank of Montreal	$77,894,736.84
BNP Paribas	$77,894,736.84
Canadian Imperial Bank of Commerce, New York Branch	$77,894,736.84
Goldman Sachs Bank USA	$77,894,736.84
Huntington National Bank	$77,894,736.84
KeyBank National Association	$77,894,736.84
PNC Bank, National Association	$77,894,736.84
Royal Bank of Canada	$77,894,736.84
Sumitomo Mitsui Banking Corporation	$77,894,736.84
The Bank of New York Mellon	$77,894,736.84
The Bank of Nova Scotia	$77,894,736.84
The Toronto-Dominion Bank, New York Branch	$77,894,736.84
Truist Bank	$77,894,736.84
U.S. Bank National Association	$77,894,736.84
The Northern Trust Company	$21,052,631.58
Amarillo National Bank	$12,631,578.95

All Lenders	$2,000,000,000

Lender	Swingline Commitment
JPMorgan Chase Bank, N.A.	$75,000,000

All Lenders	$75,000,000

SCHEDULE 1.1B

EXISTING LETTERS OF CREDIT

1.	Letter of Credit No. IS000037293U

•	Face Amount: $123,256

•	Issued by: Wells Fargo

•	Beneficiary: City of Mankato

•	Expiration: April 9, 2026, with automatic renewal

SCHEDULE 4.1

FINANCIAL CONDITION

None.

SCHEDULE 4.2

NO CHANGE

None.

SCHEDULE 7.2

EXISTING LIENS

None.

EXHIBIT A

FORM OF

CLOSING CERTIFICATE

[•], 2025

Pursuant to Section 5.3(e) of the Fifth Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”; terms defined therein being used herein as therein defined), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned Vice President and Treasurer of the Borrower hereby certifies as follows:

1. The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2. Kristin Westlund is the duly elected and qualified Assistant Secretary of the Borrower and the signature set forth for such officer below is such officer’s true and genuine signature.

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Revolving Loans to be made on the date hereof and the use of proceeds thereof.

4. The conditions precedent set forth in Section 5.3 of the Fifth Amended and Restated Credit Agreement were satisfied as of the Restatement Effective Date.

The undersigned Assistant Secretary of the Borrower certifies as follows:

1. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on the date set forth therein; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

2. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Borrower as in effect on the date hereof.

3. Attached hereto as Annex 3 is a true and complete copy of the Articles of Incorporation of the Borrower as in effect on the date hereof.

4. The persons identified on Annex 4 attached hereto are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names in such Annex, and the signatures appearing opposite their respective names in such Annex are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date first set forth above.

Name: Todd Wehner Title: Vice President, Treasurer	Name: Kristin Westlund Title: Assistant Secretary

2

EXHIBIT B

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc., a Minnesota corporation (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Fifth Amended and Restated Credit Agreement with respect to the credit facility contained in the Fifth Amended and Restated Credit Agreement in a principal amount as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Fifth Amended and Restated Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fifth Amended and Restated Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Fifth Amended and Restated Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) represents and warrants that the consideration it is using or will use at any time to make its Revolving Extensions of Credit does not constitute “plan assets” (as defined under ERISA); (c) confirms that it has received a copy of the Fifth Amended and Restated Credit Agreement, together with copies of such financial statements (to the extent required to be delivered by the Borrower under the Fifth Amended and Restated Credit Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (d) agrees that it will, independently and without reliance upon the Assignor, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Fifth Amended and Restated Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Fifth Amended and Restated Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will be bound by the provisions of the Fifth Amended and Restated Credit Agreement and

will perform in accordance with its terms all the obligations which by the terms of the Fifth Amended and Restated Credit Agreement are required to be performed by it as a Lender including, its obligation pursuant to Section 2.14(d), Section 2.14(e) and Section 2.14(g) of the Fifth Amended and Restated Credit Agreement; and (g) represents and warrants that it is not an Ineligible Person.

4. Subject to obtaining all necessary consents on or prior to such date, the effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Assumption and receipt of all necessary consents, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Fifth Amended and Restated Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued prior to the Effective Date and to the Assignee for amounts, which have accrued on or subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Fifth Amended and Restated Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Fifth Amended and Restated Credit Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

2

Schedule 1 to Assignment and Assumption

with respect to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025, among Xcel Energy Inc. (the “Borrower”), the

Lenders party thereto the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent

Name of Assignor:

Name of Assignee:

Effective Date of Assignment1:

Loan/Commitment Assigned:

Principal Amount Assigned: $

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By:	By:
Title:		Title:

JPMORGAN CHASE BANK, N.A., as	XCEL ENERGY INC.[3]
Administrative Agent[2]

By:	By:
Title:		Title:

, as a Swingline Lender[4]	, as an Issuing Lender[5]

By:	By:
Title:		Title:

[1]	Specify if Revolving Commitment or Swingline Commitment or Revolving Loan or Swingline Loan.
[2]	Consent of Administrative Agent required for each assignment.
[3]	Consent of Borrower required for each assignment unless (x) assignment is to a Lender or (y) an Event of Default has occurred and is continuing.
[4]	Consent of the Swingline Lender required for each assignment.
[5]	Consent of each Issuing Lender required for each assignment.

EXHIBIT C-1

FORM OF EXEMPTION CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Fifth Amended and Restated Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF LENDER]

By:
Name:
Title:

Date:

EXHIBIT C-2

FORM OF EXEMPTION CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Fifth Amended and Restated Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT C-3

FORM OF EXEMPTION CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Fifth Amended and Restated Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT C-4

FORM OF EXEMPTION CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Fifth Amended and Restated Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate

[NAME OF LENDER]

By:
Name:
Title:

Date:

EXHIBIT D-1

FORM OF NEW LENDER SUPPLEMENT

NEW LENDER SUPPLEMENT, dated ____________________, to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Fifth Amended and Restated Credit Agreement provides in Section 2.1(c) thereof that any bank, financial institution or other entity may become a party to the Fifth Amended and Restated Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld or delayed) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Fifth Amended and Restated Credit Agreement in substantially the form of this New Lender Supplement; and

WHEREAS, the undersigned now desires to become a party to the Fifth Amended and Restated Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees to be bound by the provisions of the Fifth Amended and Restated Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Fifth Amended and Restated Credit Agreement to the same extent as if originally a party thereto, with a Revolving Commitment of $       .

2. The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) represents and warrants that the consideration it is using or will use at any time to make its Revolving Extensions of Credit does not constitute “plan assets” (as defined under ERISA); (c) confirms that it has received a copy of the Fifth Amended and Restated Credit Agreement, together with copies of such financial statements (to the extent required to be delivered by the Borrower under the Fifth Amended and Restated Credit Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (d) agrees that it has made and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Fifth Amended and Restated Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Fifth Amended and Restated Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Fifth Amended and Restated Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Fifth Amended and Restated Credit Agreement are required to be performed by it as a Lender including, without limitation, its obligations pursuant to Section 2.14(d), Section 2.14(e) and Section 2.14(g) of the Fifth Amended and Restated Credit Agreement.

1. The undersigned’s address for notices for the purposes of the Fifth Amended and Restated Credit Agreement is as follows:

[INSERT NOTICE ADDRESS]

IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By
Name:
Title:

Accepted this _____ day of
________________, ____.

XCEL ENERGY INC.

By
Name:
Title:

Accepted this _____ day of
________________, ____.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

2

EXHIBIT D-2

FORM OF INCREASED REVOLVING COMMITMENT ACTIVATION NOTICE

To: JPMORGAN CHASE BANK, N.A., as Administrative Agent

Dated:________________

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

This notice is the Increased Revolving Commitment Activation Notice referred to in Section 2.1(b) of the Fifth Amended and Restated Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

1.

Each Lender party hereto agrees to make or increase the amount of its Revolving Commitment to the amount set forth opposite such Lender’s name below under the caption “Increased Revolving Commitment Amount”.

2.	The Increased Revolving Commitment Closing Date is ______.

3.

The Borrower hereby represents and warrants that (i) each of the representations and warranties (other than representations and warranties contained in Sections 4.2 and 4.6 of the Fifth Amended and Restated Credit Agreement) made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Increased Revolving Commitment Closing Date as if made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date, (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and no Default or Event of Default will exist after giving effect to the increase specified herein, (iii) the resolutions of the board of directors of the Borrower delivered on the Restatement Effective Date authorize the increase specified herein (and such resolutions have not been revoked or amended in any respect and are in full force and effect), and (iv) the Borrower has received all necessary Governmental Authority authorizations, approvals or consents, if any, required with respect to the increase specified herein (and such authorizations, approvals and consents are in full force and effect), except where the failure to have received or obtained any such authorization, approval or consent could not reasonably be expected to have a Material Adverse Effect.

XCEL ENERGY INC.

By:
Name:
Title:

Increased Revolving Commitment Amount $		[NAME OF LENDER]

By:
Name:
Title:

2

EXHIBIT E-1

___________, 20__

FORM OF EXTENSION REQUEST1

JPMorgan Chase Bank, N.A., as Administrative Agent

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

Pursuant to Section 2.18(a) of the Fifth Amended and Restated Credit Agreement, the Borrower hereby requests that the Lenders extend the Revolving Termination Date now in effect by a period of one year, to [________], 20__.

Very truly yours,

XCEL ENERGY INC.

By
Name:
Title:

[1]	Extension Request may be given no earlier than the first anniversary of the Restatement Effective Date and no later than 45 days prior to the then applicable Revolving Termination Date.

EXHIBIT E-2

FORM OF CONTINUATION NOTICE1

___________, 20__

JPMorgan Chase Bank, N.A., as Administrative Agent

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Fifth Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement.

The undersigned Lender is delivering this Continuation Notice in response to the Extension Request dated __________, 20__. Pursuant to Section 2.18(a) of the Fifth Amended and Restated Credit Agreement, the undersigned Lender hereby consents, in its sole discretion, to the extension of the Revolving Termination Date to [________], 20__, as requested by the Borrower in the Extension Request.

Very truly yours,

[NAME OF LENDER]

By
Name:
Title:

[1]

Continuation Notice must be received by the Administrative Agent no later than 30 days after the applicable Extension Request is given by the Borrower (or such later date as the Borrower has specified in the applicable Extension Request). Any Lender that fails to submit a Continuation Notice by such date shall be deemed not to have consented to the requested extension and shall constitute a Non-Extending Lender.